Exhibit 99.(h).6

John Hancock Advisers, LLC 601 Congress Street Boston, MA 02210

December 8, 2016

To the Trustees of
John Hancock Funds
601 Congress Street
Boston, MA 02210

Re:	Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements approved by the Board or entered into by and between John Hancock Advisers, LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1.  The Adviser agrees to contractually waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C, Appendix D, Appendix E, Appendix F and Appendix G hereto.

2.  The Adviser agrees to voluntarily waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix H, Appendix I, Appendix J and Appendix K hereto.

3.  We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts.  This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST
John Hancock ESG Core Bond Fund
John Hancock Global Conservative Absolute Return Fund
John Hancock Global Short Duration Credit Fund
John Hancock Government Income Fund
John Hancock High Yield Fund
John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND
John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES
John Hancock Classic Value Fund
John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST
John Hancock Money Market Fund

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST
John Hancock Multifactor Consumer Discretionary ETF
John Hancock Multifactor Consumer Staples ETF
John Hancock Multifactor Developed International ETF
John Hancock Multifactor Energy ETF
John Hancock Multifactor Financials ETF
John Hancock Multifactor Healthcare ETF
John Hancock Multifactor Industrials ETF
John Hancock Multifactor Large Cap ETF
John Hancock Multifactor Materials ETF
John Hancock Multifactor Mid Cap ETF
John Hancock Multifactor Technology ETF
John Hancock Multifactor Utilities ETF

JOHN HANCOCK INVESTMENT TRUST
John Hancock Balanced Fund
John Hancock Disciplined Value International Fund
John Hancock Emerging Markets Equity Fund
John Hancock Enduring Assets Fund
John Hancock ESG All Cap Core Fund
John Hancock ESG International Equity Fund
John Hancock ESG Large Cap Core Fund
John Hancock Fundamental Large Cap Core Fund
John Hancock Global Focused Strategies Fund
John Hancock Global Real Estate Fund
John Hancock Seaport Fund
John Hancock Small Cap Core Fund
John Hancock Value Equity Fund

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JOHN HANCOCK INVESTMENT TRUST II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund

JOHN HANCOCK INVESTMENT TRUST III
John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund

JOHN HANCOCK SOVEREIGN BOND FUND
John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES
John Hancock Income Fund

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APPENDIX B

Fund Level Contractual Limitation on Fund Level Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) Rule 12b-1 fees, (f) transfer agent fees and service fees, (g) shareholder servicing fees, (h) borrowing costs, (i) prime brokerage fees, (j) acquired fund fees and expenses paid indirectly, and (k) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
Disciplined Value International Fund	0.95%	2/28/2018
ESG All Cap Core Fund	0.81%	2/28/2018
ESG International Equity Fund	0.91%	2/28/2018[1]
ESG Large Cap Core Fund	0.81%	2/28/2018
Global Focused Strategies Fund	1.62%	2/28/2018
Global Real Estate Fund	0.95%	4/30/2018[2]
ESG Core Bond Fund	0.50%	9/30/2018[3]
Global Conservative Absolute Return Fund	0.78%	9/30/2018[4]

1 At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the contractual limit on fund level expenses (0.91%) for ESG International Equity Fund with an expiration date of February 28, 2018, effective as of the commencement of operations of ESG International Equity Fund.
2 At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the contractual limit on fund level expenses for Global Real Estate Fund to April 30, 2018, effective upon the current expiration date of April 30, 2017.
3 At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the contractual limit on fund level expenses (0.50%) for ESG Core Bond Fund with an expiration date of September 30, 2018, effective as of the commencement of operations of ESG Core Bond Fund.

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Investment Grade Bond Fund	0.42%	9/30/2018[4]

4 At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the contractual limit on fund level expenses for each of Global Conservative Absolute Return Fund and Investment Grade Bond Fund to September 30, 2018, each effective upon the current expiration date of September 30, 2017.

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APPENDIX C

Fund Level Contractual Limitation on Total Operating Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) borrowing costs, (f) prime brokerage fees, (g) acquired fund fees and expenses paid indirectly, and (h) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
John Hancock Multifactor Large Cap ETF	0.35%	8/31/2017
John Hancock Multifactor Mid Cap ETF	0.45%	8/31/2017
John Hancock Multifactor Consumer Discretionary ETF	0.50%	8/31/2017
John Hancock Multifactor Consumer Staples ETF	0.50%	8/31/2017
John Hancock Multifactor Developed International ETF	0.45%	8/31/2018[1]
John Hancock Multifactor Energy ETF	0.50%	8/31/2017
John Hancock Multifactor Financials ETF	0.50%	8/31/2017
John Hancock Multifactor Healthcare ETF	0.50%	8/31/2017
John Hancock Multifactor Industrials ETF	0.50%	8/31/2017
John Hancock Multifactor Materials ETF	0.50%	8/31/2017
John Hancock Multifactor Technology ETF	0.50%	8/31/2017
John Hancock Multifactor Utilities ETF	0.50%	8/31/2017

1 At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the contractual limit on total operating expenses (0.45%) for John Hancock Multifactor Developed International ETF with an expiration date of August 31, 2018, effective as of the commencement of operations of John Hancock Multifactor Developed International ETF.

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APPENDIX D

Class Level Contractual Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) borrowing costs; (vii) prime brokerage fees; (viii) short dividend expense; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser contractually agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.  The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class T	Expiration Date of Expense Limit
Emerging Markets Equity Fund	1.50%	N/A	2.20%	1.25%	N/A	1.60%	N/A	1.35%	N/A	N/A	1.45%	2/28/2018[1]

1 At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the class level contractual total operating expense limitations for Class A, Class C, Class I, Class R2 and Class R4 shares of Emerging Markets Equity Fund to February 28, 2018, effective upon the current expiration date of February 28, 2017. Also at the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the class level contractual total operating expense limitation (1.45%) for Class T shares of Emerging Markets Equity Fund with an expiration date of February 28, 2018, effective as of the commencement of operations of Class T shares of Emerging Markets Equity Fund.

Fund	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class T	Expiration Date of Expense Limit
Enduring Assets Fund	N/A	N/A	2.60%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2017
Fundamental Large Cap Core Fund	N/A	1.82%	1.82%	0.78%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2018[2]
Global Real Estate Fund	1.30%	N/A	2.05%	1.05%	N/A	N/A	N/A	N/A	N/A	N/A	1.30%	4/30/2018[3]
Greater China Opportunities Fund	N/A	N/A	N/A	1.34%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2018[4]
Value Equity Fund	1.45%	N/A	2.15%	1.15%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2017

2 At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the class level contractual total operating expense limitations for Class B, Class C and Class I shares of Fundamental Large Cap Core Fund to February 28, 2018, effective upon the current expiration date of February 28, 2017.
3 At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the class level contractual total operating expense limitations for Class A, Class C and Class I shares of Global Real Estate Fund to April 30, 2018, effective upon the current expiration date of April 30, 2017. Also at the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the class level contractual total operating expense limitation (1.30%) for Class T shares of Global Real Estate Fund with an expiration date of April 30, 2018, effective as of the commencement of operations of Class T shares of Global Real Estate Fund.
4 At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the class level contractual total operating expense limitation for Class I shares of Greater China Opportunities Fund to February 28, 2018, effective upon the current expiration date of February 28, 2017.

Global Conservative Absolute Return Fund	1.14%	N/A	1.89%	0.89%	N/A	N/A	N/A	N/A	N/A	N/A	1.09%	9/30/2017 for Class A, Class C and Class I 9/30/2018 for Class T1
Government Income Fund	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.98%	9/30/2017 for Class A 9/30/2018 for Class T2
High Yield Fund	N/A	N/A	N/A	0.72%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2017

1 At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved the class level contractual total operating expense limitation (1.09%) for Class T shares of Global Conservative Absolute Return Fund with an expiration date of September 30, 2018, effective as of the commencement of operations of Class T shares of Global Conservative Absolute Return Fund.
2 At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved the class level contractual total operating expense limitation (0.98%) for Class T shares of Government Income Fund with an expiration date of September 30, 2018, effective as of the commencement of operations of Class T shares of Government Income Fund.

APPENDIX E

Class Specific Contractual Expense Limitations

For purposes of this Appendix:

Except as noted, the Adviser contractually agrees to waive and/or reimburse all class-specific expenses for the share classes of the Fund listed in the table below, including Rule 12b-1 fees, transfer agency fees and service fees, shareholder servicing fees and other class-specific expenses, as applicable (“Class Level Expenses”), to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Expense Waiver”).

The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Class R6	Expiration Date of Expense Limit
Balanced Fund	0.00%	2/28/2017
Classic Value Fund	0.00%	2/28/2017
Disciplined Value International Fund	0.00%	2/28/2018
Emerging Markets Equity Fund	0.00%	2/28/2017
Enduring Assets Fund	0.00%	2/28/2017
ESG All Cap Core Fund	0.00%	2/28/2018
ESG Large Cap Core Fund	0.00%	2/28/2018
Fundamental Large Cap Core Fund	0.00%	2/28/2017
Global Focused Strategies Fund	0.00%	2/28/2018
Global Real Estate Fund	0.00%	4/30/2017
Seaport Fund	0.00%	2/28/2017
U.S. Global Leaders Growth Fund	0.00%	2/28/2017
Value Equity Fund	0.00%	2/28/2017
Bond Fund	0.00%	9/30/2017
Global Conservative Absolute Return Fund	0.00%	9/30/2017
High Yield Fund	0.00%	9/30/2017
Income Fund	0.00%	9/30/2017
Investment Grade Bond Fund	0.00%	9/30/2017

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APPENDIX F

Fund Level Contractual Limit on Other Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) advisory fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Other Expenses	Expiration Date of Expense Limit
Greater China Opportunities Fund	0.30%	February 28, 2018[1]
Value Equity Fund	0.04%	February 28, 2018

1 At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the contractual limit on other expenses for Greater China Opportunities Fund to February 28, 2018, effective upon the current expiration date of February 28, 2017.

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APPENDIX G

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Money Market Fund’s management fee to a maximum annual rate of 0.40% of the Fund’s average daily net assets.  The limitation will continue until at least July 31, 2017.*

*    At the March 8-10, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to July 31, 2017) of the management fee limitation, effective upon the current expiration date of July 31, 2016.

The Adviser agrees to limit John Hancock Value Equity Fund’s management fee to a maximum annual rate of 0.66% of the Fund’s average daily net assets.  The limitation will continue until at least February 28, 2018.*

*    At the June 20-23, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the lowering of the advisory fee cap (to 0.66%) and the extension of the expiration date (to February 28, 2018) of the management fee limitation, each effective July 1, 2016.

The Adviser agrees to limit John Hancock Government Income Fund’s management fee to a maximum annual rate of 0.53% of the Fund’s average daily net assets.  The limitation will continue until at least September 30, 2018.*

*    At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2018) of the management fee limitation, effective upon the current expiration date of September 30, 2017.

The Adviser agrees to reduce John Hancock Bond Fund’s management fee by an annual rate of 0.05% of the Fund’s average daily net assets.  The reduction will continue until at least September 30, 2018.*

*    At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2018) of the advisory fee waiver, effective upon the current expiration date of September 30, 2017.

The Adviser agrees to reduce John Hancock Enduring Assets Fund’s management fee by an annual rate of 0.20% of the Fund’s average daily net assets.  The reduction will continue until at least February 28, 2018.*

*    At the June 20-23, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the advisory fee waiver (0.20%) for John Hancock Enduring Assets Fund with an expiration date of February 28, 2018, effective July 1, 2016.

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APPENDIX H

Class Level Voluntary Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

Fund	Classes A	B	C	I	R1	R2	R3	R4	R5	R6	Expiration Date of Expense Limit*
N/A
*These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

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APPENDIX I

Fund Level Voluntary Limit on Other Expenses

For purposes of this Appendix:

The Adviser voluntarily agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) advisory fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

Fund	Limit on Other Expenses	Expiration Date of Expense Limit*
Enduring Assets Fund	0.25%
Seaport Fund	0.25%

*    These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

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APPENDIX J

Voluntary Money Market Fund Expense Limitation Agreement

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b‑1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield.  In addition, the Adviser and its affiliates have voluntarily agreed to waive a portion of their fees (including, but not limited to, Rule 12b-1 fees) and/or reimburse certain expenses to the extent necessary to assist the fund in attempting to achieve a positive yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

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APPENDIX K

Fund Level Voluntary Investment Management Fee Waivers

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